UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 12, 2022

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 88898711

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 5.03 Amendments of Certificate of Incorporation.

On August 11, 2022, at the 2022 annual meeting of stockholders (the “Annual Meeting”), TD Holdings, Inc.’s (the “Company” “we” or “our”) stockholders approved and adopted an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio of no less than one-for-five to no more than one-for-ten, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by our board of directors (the “Board”), in its discretion, prior to August 12, 2022 (the “Reverse Stock Split”). The Reverse Stock Split is more fully described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on August 1, 2022. Promptly following the Annual Meeting, a reverse stock split ratio of one-for-five was determined and approved by our Board.

Subsequently on August 11, 2022, we filed a Certificate of Amendment of Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of State of Delaware to effect the reverse stock split. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein. Immediately following the effectiveness of the reverse stock split, (i) every five (5) shares of our issued and outstanding common stock are combined and converted into one (1) share of issued and outstanding common stock, and the total outstanding shares of common stock are reduced from approximately 275.6 million to approximately 55.1 million; (ii) the number of authorized shares and the par value per share remain unchanged; and (iii) no fractional shares has been issued in connection with the reverse stock split and any fractional shares resulting from the reverse stock split are rounded up to the nearest whole share. We expect that our common stock will begin trading on a reverse stock split-adjusted basis in the week of August15th.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 11, 2022, the Company held the its 2022 Annual Meeting. The number of shares of common stock entitled to vote at the Annual Meeting was 275,612,065 shares. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 171,475,050 shares. At the Annual Meeting, the following proposals were presented to a vote of the stockholders at the Annual Meeting and received the votes indicated:

1.	Election of Directors

To elect each of Renmei Ouyang, Tianshi (Stanley) Yan, Xiangjun Wang, Heung Ming (Henry) Wong, Donghong Xiong as a member of our Board, each to serve for a term until the next annual meeting of stockholders or until his or her successor is elected and qualified.

	FOR	AGAINST	WITHHELD	ABSTAIN
Renmei Ouyang	171,354,388	0	120,662	0
Tianshi (Stanley) Yang	171,291,308	0	183,742	0
Xiangjun Wang	171,292,112	0	182,938	0
Heung Ming (Henry) Wong	171,291,780	0	183,270	0
Donghong Xiong	171,280,386	0	194,664	0

Accordingly, each such person has been duly elected as a director to hold such office until the next annual meeting of stockholders or until his successor is elected and qualified.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

To ratify the appointment of Audit Alliance LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

FOR	AGAINST	ABSTAIN/WITHHELD
171,313,065	81,956	80,029

Accordingly, the appointment of Audit Alliance LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 has been approved and ratified.

3.	Approval of Certificate of Amendment of Certificate of Incorporation

To approve and adopt the Company’s Certificate of Amendment to effect the Reverse Stock Split.

FOR	AGAINST	ABSTAIN/WITHHELD
170,112,928	1,294,618	67,504

Accordingly, the Certificate of Amendment has been approved and adopted by our shareholders.

Item 9.01 Financial Statements and Exhibits.

3.1	Certificate of Amendment of Certificate of Incorporation filed on August 11, 2022 with the Secretary of State of State of Delaware

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD Holdings, Inc.

Date: August 12, 2022	By:	/s/ Renmei Ouyang
Name: Renmei Ouyang Title: Chief Executive Officer

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